As filed with the Securities and Exchange Commission on May 21, 2007

Registration No. 333-133235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

AMENDMENT NO. 11

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________

STONELEIGH PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3483933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o PLM International Inc.

555 Fifth Avenue

New York, New York 10017

(212) 581-5777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Engle, Chairman of the Board and Chief Executive Officer

c/o PLM International Inc.

555 Fifth Avenue

New York, New York 10017

(212) 581-5777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 – Facsimile	David Alan Miller, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile

____________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, May 21, 2007

PROSPECTUS

$200,000,000

STONELEIGH PARTNERS ACQUISITION CORP.

25,000,000 Units

————————————

Stoneleigh Partners Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Our efforts in identifying a prospective target business will not be limited to a particular industry, although our management intends to focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue.

This is an initial public offering of our securities. Each unit we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination and             , 2008 [one year from the date of this prospectus], and will expire on             , 2011 [four years from the date of this prospectus], or earlier upon redemption.

We have granted HCFP/Brenner Securities a 45-day option to purchase up to an additional 3,750,000 units (over and above the 25,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to HCFP/Brenner Securities, for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at a per-unit offering price of $10.00. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Our officers, directors and senior advisors have previously purchased, or committed to purchase, an aggregate of $6,000,000 of our securities, consisting of 6,250,000 shares, or “initial shares,” previously purchased from us for $1,550,000, and 5,975,000 warrants, or “insider warrants,” to be purchased for $4,450,000. The purchases of insider warrants will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the sale of the insider warrants will be placed in the trust account described below. The insider warrants to be purchased will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis so long as they are held by these purchasers or their affiliates.  The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by them (except in certain cases) until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. We applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “SOC.U” on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols “SOC” and “SOC.WS”, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions	Proceeds, before expenses, to us
Per unit	$8.00	$0.26	$7.74
Total	$200,000,000	$6,500,000	$193,500,000

$198,400,000 (or approximately $7.94 per unit sold to the public in this offering) of the net proceeds of this offering, including amounts we have received or will receive from the sale of our securities to our officers, directors and senior advisors, will be deposited into a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until                   , 2009 [twenty four months from the date of this prospectus]).

We are offering the units for sale on a firm commitment basis. HCFP/Brenner Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about             , 2007.

HCFP/Brenner Securities LLC	Pali Capital, Inc.

                          , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Stoneleigh Partners Acquisition Corp. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the representative will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on September 9, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Our efforts in identifying prospective target businesses will not be limited to a particular business, although our management intends to focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue.

We have not, and as of the date of this prospectus, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable target business with respect to effecting any potential business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate such a target business on our behalf. We have engaged HCFP/Brenner Securities, the representative of the underwriters, and Pali Capital, Inc., one of the underwriters, on a non-exclusive basis, to act as our investment bankers to assist us in obtaining approval of a business combination (but not for purposes of locating potential target candidates for our business combination).

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business, or of a controlling interest (but not less than a majority of the voting interest) therein, whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. In the event we acquire less than a 100% interest in a target business, the fair market value of the interest in such business or businesses that we acquire must be at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. In the event we ultimately determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

The target business or businesses, or controlling interest therein, that we acquire may have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

Our offices are located at 555 Fifth Avenue, New York, New York 10017, and our telephone number is (212) 581-5777.

The Offering

Securities offered	25,000,000 units at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date or dates is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our units in particular. In no event will HCFP/Brenner Securities allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including audited financial statements, following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and warrants comprising the units. Although we will not distribute copies of the Current Reports on Form 8-K to individual stockholders, the Current Reports will be available on the SEC’s website after their filing. For more information on where you can find a copy of these and other of our filings, see “Where You Can Find Additional Information.”

Securities to be purchased by insiders

Our officers, directors and senior advisors have previously purchased, or committed to purchase, an aggregate of $6,000,000 of our securities, consisting of 6,250,000 shares, or “initial shares,” previously purchased from us for $1,550,000, or approximately $0.25 per share, and 5,975,000 warrants, or “insider warrants,” to be purchased for $4,450,000, or approximately $0.75 per warrant. The purchases of the insider warrants will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants were generally priced at a slight premium in relation to what we anticipate will be the approximate market price for our warrants at the time the common stock and warrants commence separate trading based upon the trading prices of similar warrants of other blank check companies. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that if we call the warrants for redemption as described below, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.  HCFP/Brenner Securities has no intention of waiving these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless.

Gary D. Engle, our Chairman and Chief Executive Officer, James A. Coyne, our Vice Chairman and Chief Financial Officer, Jonathan Davidson, a director, and Brian Kaufman, one of our Senior Advisors, have also entered into an agreement with HCFP/Brenner Securities pursuant to which such individuals, or entities these individuals control, will place limit orders for an aggregate of $15 million of our units, commencing 30 calendar days after we file a preliminary proxy statement seeking approval of our holders of common stock for a business combination and ending 30 days thereafter. Each of Messrs. Engle, Coyne, Davidson and Kaufman may vote the shares of common stock included in such units on a proposed business combination any way they choose. As a result, they may be able to influence the outcome of a specific business combination, thereby making the approval of a business combination more likely. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act. These purchases will be made at a price not to exceed $8.65 per unit and will be effectuated by HCFP/Brenner Securities or another broker dealer mutually agreed upon by such individuals and HCFP/Brenner Securities in such amounts and at such times as HCFP/Brenner Securities or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per unit purchase price. If $15 million of units are purchased under this agreement at a price of $8.65 per unit, these officers, directors and senior advisors would own, in the aggregate, approximately 25.6% of the outstanding common stock, in addition to any common stock they may purchase in the market after this offering. Each of Messrs. Engle, Coyne, Davidson and Kaufman has agreed that he will not sell or transfer any units purchased by him pursuant to this agreement (or any of the securities included in such units) until the earlier of the completion of a business combination or our liquidation.

Common stock:

Number outstanding before this offering	6,250,000 shares

Number to be outstanding after this offering	31,250,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be sold to insiders	5,975,000 warrants

Number to be outstanding after this offering and sale to insiders	30,975,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.50

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• , 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any insider warrants and any outstanding warrants issued upon exercise of the unit purchase option) without HCFP/Brenner Securities’ prior consent:

• in whole or in part;

• at a price of $.01 per warrant at any time after the warrants become exercisable;

• upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption (referred to as the “measurement period”).

In addition, we may not call the warrants for redemption unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The redemption criteria for our warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

American Stock Exchange symbols for our:

Units	SOC.U

Common stock	SOC

Warrants	SOC.WS

Offering proceeds to be held in trust

$198,400,000 (or approximately $7.94 per unit sold to the public in this offering or approximately $7.91 per unit if the over-allotment option is exercised in full) of the proceeds of this offering, including amounts we have received or will receive from the sale of our securities to our officers, directors and senior advisors, will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement with Continental Stock Transfer & Trust Company to be signed on the date of this prospectus. Except as set forth below, these proceeds will not be released to us unless we complete a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there may be released to us from the trust account (i) interest income earned on the trust account balance to pay any tax obligations we may have and (ii) up to an aggregate of $3,000,000 of interest income earned on the trust account to fund expenses related to investigating and selecting a target business and our other working capital requirements. In no event can interest be released to us in an amount that exceeds the actual interest earned on the trust account. With these exceptions, expenses may be paid prior to a business combination only from approximately $300,000 not held in the trust fund.

Limited payments to insiders

There will be no fees or other cash payments paid to our existing stockholders, officers, directors or senior advisors, or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination, except:

• payment of $7,500 per month to PLM International Inc. for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Following a business combination, our executive officers may remain with us in senior management or advisory positions although they will only be able to do so if they are able to negotiate employment or consulting agreements in connection with the business combination. These agreements could provide for them to receive fees or securities for services they may render to us following the business combination.

Certificate of Incorporation

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination.  While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until                       , 2009 [twenty four months from the date of this prospectus]. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law.  This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State).  In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life.  We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence.  The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life by                  , 2009 [twenty four months from the date of this prospectus] as an obligation to ourstockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve business combination

Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, directors and senior advisors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the public stockholders may exercise their conversion rights and a business combination will still go forward.

Conversion rights for stockholders voting to reject a business combination

Pursuant to our amended and restated certificate of incorporation, public stockholders that vote against a business combination will be entitled to elect to convert their stock into a pro rata share of the trust fund, including interest earned on their pro rata portion of the trust fund (net of taxes payable on such interest and net of interest income on the trust account balance previously released to us which shall not exceed the amount of actual interest earned on the trust account) in a specified amount if the business combination is approved and completed. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision of our certificate of incorporation. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination

As described above, if we have not consummated a business combination by                       , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders (including our initial stockholders to the extent they have purchased shares in this offering or in the aftermarket) the amount in our trust account (including any accrued interest then remaining in the trust account) plus any remaining net assets.

We cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.94, plus interest then held in the trust account, for the following reasons:

•

Prior to liquidation, pursuant to Section 281 of the Delaware General Corporation Law, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us.  As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable.  Messrs. Gary D. Engle and James A. Coyne have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust.  However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $7.94, plus interest then held in the trust fund.

We anticipate the distribution of the funds in the trust account to our public stockholders will occur promptly after our corporate existence ceases. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account.  If such funds are insufficient, our chief executive officer and chief financial officer have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Escrow of existing stockholders’ shares

On the date of this prospectus, all of our existing stockholders, including all of our officers, directors and senior advisors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.  Subject to certain limited exceptions (such as transfers (i) to relatives and trusts for estate planning purposes or (ii) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of our initial business combination or earlier if, following a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 4, 2007
	Actual	As Adjusted

Balance Sheet Data:
Working capital	$968,775	$198,715,368
Total assets	$1,889,912	$198,715,368
Total liabilities	$324,544	$—
Value of common stock which may be converted to cash (initial price of $7.94 per share)	$—	$59,500,160
Total stockholders’ equity	$1,565,368	$139,215,208

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the estimated remaining costs from such sale, and other accrued expenses.

The “actual” working capital excludes $596,593 of costs related to this offering that have been paid or accrued through April 4, 2007. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering.

The working capital and total assets amounts in the “as adjusted” information include the $198,400,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust fund, including any accrued interest, will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 29.99% of the 25,000,000 shares sold in this offering, or 7,497,500 shares of common stock, at an initial per-share conversion price of approximately $7.94, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest thereon, net of income taxes payable on such interest and net of interest income on the trust account previously released to us (which shall not exceed the amount of actual interest earned on the trust account), as of two business days prior to the proposed consummation of the business combination,

•

divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks Associated with our Business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. As of April 4, 2007, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are forced to liquidate and distribute the trust account before a business combination, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination.  We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares.  Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination.  Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules, such as completely restricting the transferability of our securities until the consummation of a business combination, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified 102 blank check companies which have gone public in the United States since August 2003, of which 25 have completed a business combination. The remaining

77 blank check companies have more than $6.7 billion in trust and are seeking to complete business combinations. Of these companies, only 21 companies have announced that they have entered into either a definitive agreement or a letter of intent for a business combination but not yet consummated them, while five companies have either dissolved or announced their intention to dissolve and return funds to investors. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

We will depend on interest earned on the trust account to fund our search for target businesses and to complete our initial business combination.

Of the net proceeds of this offering, only approximately $300,000 will be available to us initially outside the trust account to fund our working capital requirements. This amount will likely not be sufficient to fund our working capital requirements for the entire period prior to a business combination. We therefore will depend to a large degree on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination. While we are entitled to have released to us for such purposes interest income of up to a maximum of $3,000,000, the timing of the availability of such interest income may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by stockholders could be less than $7.94 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of the holders of our common stock sold in this offering, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our common stock sold in this offering, Messrs. Gary D. Engle and James A. Coyne have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, and because of the significant limitations on their indemnification obligations described above, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you that this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our common stock sold in this offering. We cannot assure you that the per-share distribution from the trust fund will not be less than $7.94 due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our public stockholders at least $7.94 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection thereto, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the twenty-four month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                       , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets.  Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not yet identified a target business, and our search and selection of a target business with which to complete a business combination will not be limited to any particular industry, we cannot currently ascertain the merits or risks of the business which we may ultimately acquire or the industry in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate, or contacted, or been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. If we complete a business combination with an entity with a poorly focused business plan or unresolved liabilities, we are subject to the risks that we will not be able to successfully implement a more beneficial business plan or improve the target business’ operating results following the business combination or favorably resolve any unresolved liabilities. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry.

Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation, as amended, authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the representative’s over-allotment option), there will be 35,275,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to HCFP/Brenner Securities, the representative of the underwriters) and all of the 5,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to the shareholders of a potential target or in connection with a related simultaneous financing to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

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will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

We may issue debt securities or incur indebtedness to complete a business combination, which could subject us to risks relating to leverage.

If we issue debt securities or borrow money in connection with a business combination, it could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. Because there are many factors which can influence the decision of each member of management whether to remain with us following a business combination, some of which may be personal to each individual and therefore cannot be anticipated by us, the future role of our key personnel in the target business cannot presently be ascertained. Although we expect Messrs. Engle and Coyne to remain with us in senior management or advisory positions following a business combination, we may employ other personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if members of management are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues.

Because our officers and directors will allocate their time to other businesses, it could interfere with our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our officers and directors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If their other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could interfere with our ability to consummate a business combination.

Our officers, directors and senior advisors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

While our officers and directors do not currently have any obligations to present potential business combination opportunities to any other “blank check” company, such individuals are affiliated with other businesses and as a result may have similar legal obligations for presenting business opportunities to such entities as well as to our company. Additionally, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Our officers and/or directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Additionally, our senior advisors have fiduciary obligations to the other entities with which they serve as directors or officers, and they have no fiduciary obligations to us. Therefore, they have no obligation to present business opportunities to us at all and will only do so if the other entities decline those opportunities first. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock issued prior to the offering and will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of our common stock that were issued prior to this offering.  Additionally, they are purchasing insider warrants upon consummation of this offering.  Such individuals have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination.  Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights.

We will proceed with a business combination only if public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 29.99% of the public stockholders may exercise their conversion rights and we could still consummate a proposed business combination. As a result, this may have the effect of making it more likely that we could consummate a proposed business combination even when a significant number of public stockholders have voted against such transaction. We have increased the conversion percentage from 20% to 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Initially, we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

Our initial business combination must be with a target business, or of a controlling interest (but not less than a majority of the voting interest) therein, with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses and with different sellers, each seller will need to agree that the purchase of its business is contingent upon simultaneous closings of the other acquisitions which may make it more difficult for us, and delay our ability, to complete the business combination. If we were to consummate a business combination with several operating businesses, we could also face additional risks, including burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, we may not be able to achieve the optimal result of the merger, including improving productivity, efficiencies, profitability and operating results.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only 25 of the 102  blank check companies that have gone public in the United States since August 2003 have completed a business combination and 21 of such companies have entered into either a definitive agreement or a letter of intent for a business combination, while five companies have either dissolved or announced their intention to dissolve, may indicate that many privately held target businesses are not inclined to enter into a business combination with a blank check company. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares of common stock sold in this offering from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could prevent or severely limit the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

The loss of the services of any of our executive officers would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be required to distribute the proceeds of our trust fund to our public stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our executive officers. We have not entered into an employment agreement with any of our executive officers, nor have we obtained any “key man” life insurance on any of their lives. The loss of any or all of their services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and warrants and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 25,000,000 shares of common stock. We will also be issuing 5,975,000 insider warrants. We will also issue an option to purchase 1,250,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 1,250,000 shares of common stock and warrants to purchase 1,250,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the securities underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to make a demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 6,250,000 shares of common stock and 5,975,000 warrants (as well as 5,975,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

Our existing stockholders paid an aggregate of $1,550,000, or approximately $0.248 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our existing stockholders acquired their initial shares of common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 26.8% or $2.14 per share (the difference between the pro forma net tangible book value per share of $5.86, and the initial offering price of $8.00 per unit).

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants, we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited, such warrants may expire worthless and a purchaser of units will have paid the full purchase price of the unit solely for the shares included in the unit. In no event will we be required to net cash settle the exercise of the warrants. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants issued to our initial stockholders may be exercisable for unregistered shares of common stock.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Our existing stockholders, including our officers, directors and senior advisors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers, directors and senior advisors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). In addition, Gary D. Engle, James A. Coyne, Jonathan Davidson and Brian Kaufman have entered into an agreement with HCFP/Brenner Securities pursuant to which such individuals, or entities they control, will place limit orders for an aggregate of $15 million of units commencing 30 calendar days after we file a preliminary proxy statement seeking approval of our holders of common stock for a business combination and ending 30 days thereafter. Each of Messrs. Engle, Coyne, Davidson and Kaufman may vote the shares of common stock included in these units on a proposed business combination in any manner they choose. Accordingly, our officers and directors may influence actions requiring a stockholder vote, including a business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” as such term is defined in the Investment Company Act of 1940, and one or more selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a nationally recognized credit rating agency at the time of acquisition or short-term exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If, however, we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•

restrictions on the nature of our investments; and

•

restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure; and

•

reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expenses that we have not allotted for.

The determination of the offering prices of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering prices of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of our securities include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option		Over-Allotment Option Exercised

Gross proceeds
From offering	$200,000,000		$230,000,000
From private placement of insider warrants	4,450,000		4,450,000
Total gross proceeds	204,450,000		234,450,000
Offering expenses(1)
Underwriting discount (3.25% of gross proceeds)	6,500,000	(2)	7,475,000	(2)
Legal fees and expenses	400,000		400,000
Miscellaneous expenses	59,468		59,468
Printing and engraving expenses	100,000		100,000
Accounting fees and expenses	100,000		100,000
SEC registration fee	36,200		36,200
NASD registration fee	34,332		34,332
American Stock Exchange filing and listing fee	70,000		70,000
Total offering expenses (including underwriting discount)	7,300,000		8,275,000
Net proceeds
Net proceeds from the public offering and the private placement	197,150,000		226,175,000
Net proceeds from sale of initial shares	1,550,000	(3)	1,550,000	(3)
Total net proceeds	$198,700,000		$227,725,000

Net proceeds held in trust	198,400,000	(4)	227,425,000	(4)
Net proceeds not held in trust	300,000		300,000

Use of net proceeds not held in trust (5)(6)
Legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination (5)	$500,000	15.1%
Due diligence of prospective target businesses	300,000	9.1%
Payment of administrative fee to PLM International Inc. ($7,500 per month for 24 months)	180,000	5.5%
Legal and accounting fees relating to SEC reporting obligations	100,000	3.0%
Working capital to cover miscellaneous expenses, D&O insurance and general corporate purposes	2,220,000	67.3%
Total	$3,300,000	100.0%

——————

(1)

As of the date of this prospectus, approximately $413,000 of the offering expenses, including the SEC registration fee, the NASD filing fee, accounting fees, miscellaneous expenses and a portion of the legal fees, have been paid from the initial investment we received from our initial stockholders.

(2)

No discounts or commissions will be paid with respect to the purchase of the initial shares and insider warrants.

(3)

We received $1,550,000 in gross proceeds from the sale of the initial shares. $1,100,000 of such amount is being placed in the trust account, while approximately $413,000 has been used by us to pay a portion of the offering expenses (as referred to above in the section titled “Offering expenses” and which we will receive back at closing) with the balance being used to partially fund the amount not held in trust.

(4)

We could use a portion of these funds to pay the $7,400,000 fee payable to HCFP/Brenner Securities and Pali Capital described below. However, we could, in the alternative, pay such fee from other funds available to us following a business combination and, therefore, have not deducted such amount from this line item.

(5)

The $500,000 allocated to legal, accounting and other third-party expenses relating to structuring and negotiating a business combination are amounts we expect to pay to attorneys, accountants and other third parties we retain throughout the process of structuring and negotiating a business combination, including legal and financial diligence, merger negotiations and regulatory filings and approvals.

(6)

The amount of proceeds not held in trust will remain constant at $300,000 even if the over-allotment option is exercised. In addition, $3,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, our officers, directors and senior advisors have previously purchased, or committed to purchase, an aggregate of $6,000,000 of our securities, consisting of 6,250,000 initial shares previously purchased from us for $1,550,000, or approximately $0.25 per share, and 5,975,000 insider warrants to be purchased for $4,450,000, or approximately $0.75 per warrant. The purchases of insider warrants will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the initial shares and insider warrants. All of the proceeds we receive from the purchase of the insider warrants will be placed in the trust account described below.

$192,850,000, or $221,875,000 if the representative’s over-allotment option is exercised in full, of the net proceeds, plus amounts we have received or will receive from the sale of our securities to our officers, directors and senior advisors, will be placed in a trust account maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

The payment to PLM International Inc., an affiliate of Gary D. Engle, our Chairman of the Board and Chief Executive Officer, and James A. Coyne, our Chief Financial Officer and a Director, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is for our benefit and is not intended to provide Messrs. Engle and Coyne with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the midtown New York City area, that the fee charged by PLM International Inc. is at least as favorable as we could have obtained from an unaffiliated person.

Regardless of whether the over-allotment option is exercised in full, we will have approximately $300,000 available to us out of trust for our search for a business combination. In addition, interest earned on the funds held in the trust account, up to $3,000,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use approximately $150,000 of the working capital allocation to pay the fees of an investment banking firm which we may engage to deliver a fairness opinion and for director and officer liability insurance premiums, and hold the balance of $2,070,000 in reserve in case due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our officers and/or directors in connection with activities on our behalf as described below and to pay other miscellaneous expenses, including the fees of a financial relations firm that we may engage at the time we execute a definitive agreement relating to a business combination. In addition, although we have no present intention to do so, we could in the future find it necessary or desirable to use a portion of these funds allocated to working capital to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular business combination. If so, any such amount would be based on the terms of the specific business combination and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related business combination does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

The allocation of net proceeds not held in trust represents management’s best estimate of its intended uses of these funds. In the event that its assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business and to pay our expenses relating thereto, including the aggregate $7,400,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, and Pali Capital, one of the underwriters, upon the consummation of a business combination for acting as our investment bankers on a non-exclusive basis to assist us in obtaining approval of a business combination (but not for purposes of locating potential target candidates for our business combination). The funds used to pay this fee will not be available to us to use in connection with or following the business combination and therefore may require us to issue our securities in order to consummate a potential business combination. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be held as cash or cash equivalents or be invested only in United States “government securities,” (as such term is defined in the Investment Company Act of 1940) and one or more money market funds selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a nationally recognized credit rating agency at the time of acquisition or short-term exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, the funds available to us outside the trust, together with interest income earned on the trust account which we are permitted to have released to us, will provide sufficient funds to operate for the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay PLM International Inc. the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial stockholders, including our officers or directors, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund, net of taxes and interest income on the trust account previously released to us) only in the event there is no business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At April 4, 2007, our net tangible book value was $968,775 or $0.15 per share of common stock. After giving effect to the sale of 25,000,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at April 4, 2007 would have been $139,215,208 or approximately $5.86 per share, representing an immediate increase in net tangible book value of $5.71 per share to the existing stockholders and an immediate decrease of $2.14 per share or 26.8% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by approximately $59,500,160 and the number of shares outstanding has been reduced by approximately 7,497,500 because, if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable and any interest income on the trust account released to us) divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is:

Public offering price		$8.00
Net tangible book value before this offering	$0.15
Increase attributable to new investors	$5.71
Pro forma net tangible book value after this offering		$5.86
Weighted average dilution to new investors		$2.14

The following table sets forth information with respect to our existing stockholders and the new investors:

	Common Stock Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	6,250,000	20.0%	$1,550,000	0.77%	$0.248
New investors	25,000,000	80.0%	$200,000,000	99.23%	$8.00
	31,250,000	100.0%	$201,550,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$968,775
Net proceeds from this offering and private placement	197,150,000
Offering costs excluded from net tangible book value before this offering	596,593
Less: Proceeds held in trust subject to conversion to cash ($198,400,000 x 29.99%)	(59,500,160)
$139,215,208
Denominator:
Shares of common stock outstanding prior to this offering	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion (25,000,000 x 29.99%)	(7,497,500)
23,752,500

CAPITALIZATION

The following table sets forth our capitalization at April 4, 2007 on an actual basis and as adjusted to give effect to the sale of our units, insider warrants and initial shares and the application of the estimated net proceeds derived from the sale of such securities:

	April 4, 2007
	Actual	As Adjusted

Common stock, $.0001 par value, no shares, actual, and 7,497,500 shares, as adjusted, subject to possible conversion (conversion value approximately $7.94 per share)	$—	$59,500,160
Stockholders’ equity:
Preferred stock, $.0001 par value, 5,000,000 shares authorized(1); none issued or outstanding	$—	$—
Common stock, $.0001 par value, 100,000,000 shares authorized(1); 6,250,000 shares issued and outstanding, actual; 23,752,500 (excluding 7,497,500 shares subject to conversion) shares issued and outstanding, as adjusted	$62,500	$2,375
Additional paid-in capital	$1,487,501	$139,197,466
Accumulated earnings	$15,367	$15,367
Total stockholders’ equity	$1,565,368	$139,215,208
Total capitalization	$1,565,368	$198,715,368

——————

(1)

Gives effect to an amendment to our Certificate of Incorporation filed prior to the date of this prospectus, increasing our authorized capital stock to 105,000,000 shares, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not including our existing stockholders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed consummation of a business combination, inclusive of any interest thereon (net of taxes payable and interest released to us) divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on September 9, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business. In October 2005, we sold 100 shares of common stock, 8,150,000 warrants for a total of $407,501. In March 2006, we issued an aggregate of 4,075,000 Class W warrants and 4,075,000 Class Z warrants to its three existing warrantholders in exchange for the return and cancellation of the outstanding 8,150,000 warrants that were purchased in October 2005. Also in March 2006, we sold an additional 1,400,000 warrants for total proceeds of $70,000. In May 2006, we sold an additional 13,850,000 warrants for total proceeds of $692,500. In January 2007, the warrants were exchanged for 11,700,000 Class W warrants and 11,700,000 Class Z warrants and we sold an additional 3,800,000 Class W warrants and 3,800,000 Class Z warrants for total proceeds $380,000. On April 4, 2007, we issued 6,249,900 shares of our common stock in exchange for the return and cancellation of the 31,000,000 outstanding warrants.

We intend to utilize cash derived from these transactions, the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

•

may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $800,000, and underwriting discounts of approximately $6,500,000 (or $7,475,000 if the representative’s over-allotment option is exercised in full), will be approximately $192,850,000, or $221,875,000 if the representative’s over-allotment option is exercised in full, all of which will be held in trust. An additional $5,550,000 will also be deposited into trust upon consummation of this offering from the sale of our initial shares as well as the sale of the insider warrants described below. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business and to pay our expenses relating thereto, including the aggregate $7,400,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, and Pali Capital, one of the underwriters, upon the consummation of a business combination for acting as our investment bankers on a non-exclusive basis to assist us in obtaining approval of a business combination (but not for purposes of locating potential target candidates for our business combination). The portion of the funds used to pay this fee will not be available to us to use in connection with or following the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended to acquire a target business, will be used as working capital to finance the operations of the target business and to pay our expenses relating thereto, including the $7,400,000 fee payable to HCFP/Brenner Securities, the representative of the underwriters, and Pali Capital, one of the underwriters, upon the consummation of a business combination for acting as our investment bankers on a non-exclusive basis to assist us in obtaining approval of a business combination (but not for purposes of locating potential target candidates for our business combination). The funds used to pay this fee will not be available to us to use in connection with or following the business combination. Such working capital funds could be used in a variety of ways, including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund (approximately $300,000), together with the up to $3,000,000 of interest income earned on the trust account which may be released to us from the trust account as well as any amounts necessary to pay our tax obligations, will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. We will only be entitled to withdraw up to the maximum amount of actual interest earned at any time. We believe that the timing of the interest received will permit us to meet our operational needs. Over this time period, we will be using these funds for identifying and evaluating prospective target businesses, performing business due diligence on target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, and reviewing corporate documents and material agreements of, prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate approximately $500,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, and the structuring and negotiating of a business combination, $300,000 of expenses for the due diligence investigations of prospective target businesses, $180,000 for the administrative fee payable to PLM International Inc. ($7,500 per month for 24 months), $100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $2,220,000 for general working capital that may be used for miscellaneous expenses, taxes and reserves, including approximately $150,000 for director and officer liability insurance premiums and the costs of liquidation and reserves, if any. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate a business combination that we deem desirable or suitable for us. We have not, however, engaged or retained, had any discussions with, or entered into any agreement with, any third party regarding any potential additional funding for a business combination. If we do determine to seek such additional funds, we would only consummate such a financing simultaneously with the consummation of a business combination.

We are obligated, commencing on the date of this prospectus, to pay to PLM International Inc., an affiliate of Mr. Engle, our Chairman of the Board and Chief Executive Officer, and Mr. Coyne, our Chief Financial Officer and a Director, a monthly fee of $7,500 for general and administrative services.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units. We estimate that the value of this option is approximately $4,371,000 using a Black-Scholes option pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.68% (2) risk-free interest rate of 4.55% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on September 9, 2005, to serve as a vehicle for the acquisition of an operating business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although our management intends to focus on businesses having at least a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of its revenue. Examples of these types of businesses include retailers, manufacturers and transportation businesses, as well as other businesses with significant investments in machinery and equipment. Our management believes that there are a variety of situations that would make a target business attractive to us including:

•

businesses operating under a poorly focused business plan, such as one not utilizing its assets to their optimal realizable value;

•

businesses having a significant amount of growth potential due to current economic factors such as niche businesses servicing geographic markets experiencing high growth or undergoing significant rebuilding; and

•

special situation opportunities such as businesses with unresolved liabilities, both in terms of amount and timing, including deferred liabilities, environmental liabilities and litigations arising from product liabilities.

Management believes that potential sources for target businesses are numerous and may include, among others:

•

underperforming divisions of public companies;

•

businesses owned by private equity firms, insurance companies and other financial institutions with a current motivation to monetize investment; and

•

businesses owned by banks as a result of foreclosures or restructurings.

While we believe that there are numerous business opportunities in these areas based on our management’s prior experience, we have not conducted any research into potential targets and, therefore, cannot assure you that we will be able to locate a target business or that we will ultimately be successful in consummating a business combination on favorable terms or at all.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

Although we intend to initially focus on businesses having a majority of their assets, based on either a historical balance sheet valuation or a fair market valuation, represented by real estate or other physical assets, or which utilize these types of assets to derive at least a majority of their revenue. We are not required to limit our search to any target business or target industry for a business combination. Our officers, directors, promoters and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Additionally, we have not contacted any entity in which any of our officers or directors or their affiliates have or has an investment or with which any of the foregoing have a consulting arrangement or other relationship. While management is not aware of any such opportunities, has not had any preliminary or informal consultation with respect to any such entity and does not currently intend to contact any such business with respect to a potential business combination, we may contact such a business in the future if facts change and we believe such an opportunity is advantageous to us. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business or the controlling interest (but not less than a majority of the voting interest) therein that we acquire, have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence to identify inefficiencies or high cost structures within such enterprises. We will narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses that can most readily benefit from efforts to improve operating efficiencies and cost structures. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, meetings or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus or our other public filings and reports and know the types of businesses we are targeting. Our initial stockholders, including our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis (other than HCFP/Brenner Securities in the manner described below), we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our initial stockholders, including our officers, directors, or senior advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination. If we determine to enter into a business combination with a target business that is affiliated with our initial stockholders, officers, directors or senior advisors or their affiliates, we would do so only if we obtained an opinion from an independent investment banking firm indicating that the business combination is fair to our unaffiliated stockholders from a financial point of view.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business, or of a controlling interest (but not less than a majority of the voting interest) therein, that has a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses, though we intend to focus on middle market companies with significant real estate or other physical assets. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loan transactions that would, if we were successful in raising such funds, enable us to acquire a target company, or controlling interest (but not less than a majority of the voting interest) therein, with a fair market value significantly in excess of 80% of our net assets.

In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operation;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

The above criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intent to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged HCFP/Brenner Securities, the representative of the underwriters, and Pali Capital, one of the underwriters, on a non-exclusive basis, to act as our investment bankers to assist us in obtaining approval of a business combination (but not for purposes of locating potential target candidates for our business combination). We will pay a cash fee for these services at the closing of our business combination of $7,400,000. We believe that the fee is reasonable in light of the services we expect to be provided to us, the likely size of a business combination and the fact that these entities may provide services in connection with potential business combinations which may not be completed.

Fair market value of target business

The initial target business, or controlling interest (but not less than a majority of the voting interest) therein, that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We can also satisfy the requirement that the business combination have a fair market value at least equal to 80% of our net assets in a business combination where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of our net assets at the time of such acquisition. We may pay an amount in excess of the proceeds of the trust fund to acquire a target business. Therefore, we may seek to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

In the event we acquire a controlling interest in a target business or businesses, the portion of such business that we acquire shall represent at least a majority of the voting interest and must have a fair market value equal to at least 80% of our net assets. Such portion will be calculated based on a valuation of 100% of such target business or businesses. The portion of such business or businesses that we will acquire shall be based on the portion of assets, stock or other interest we acquire.

Determination of offering amount

In determining to value the offering at $200,000,000 in consultation with the underwriters, we considered the viable size ranges of a target business for which we could reasonably be expected to complete a successful acquisition following the offering. It was determined that if we were to seek to complete an offering that is significantly less than this offering, we would encounter significant competition from venture capital firms for target businesses. Alternatively, if we were to seek to complete an offering that is significantly larger than this offering, we would have materially greater funds in the trust fund and the size of the business combination we would seek to complete would have to be significantly larger. In such case, we believed that the likelihood that we would be competing with larger leveraged buy-out firms for target businesses would be significant. We believe we would be at a competitive disadvantage with such larger leveraged buy-out firms because such firms would generally be able to complete a transaction more quickly than us, since we must have a business combination approved by the holders of a majority of the common stock sold in this offering present and entitled to vote at the meeting called for such purpose. If choosing between a competing bid from us and a leveraged buy-out firm, such target businesses may be less inclined to take the risk that our public stockholders will not approve the transaction. We also considered that larger target businesses would likely have other exit strategies available to them, such as buy-outs, direct financing sources and credit facilities.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. If we acquire a single operating business, the prospects for our success may be entirely dependent upon the future performance of such single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, in the event our business combination involves the simultaneous acquisition of several related businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, because there are many factors which can influence the decision of each member of management’s decision whether to remain with us following a business combination, some of which may be personal to each individual and therefore cannot be anticipated by us, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Although we expect Messrs. Engle and Coyne, our executive officers, to remain with us in senior management or advisory positions following a business combination, it is possible that some of them will not devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is most appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with our company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Provisions of our charter relating to a business combination

Article Seventh of our charter provides that certain provisions that apply to a business combination may not be amended, including those provisions relating to: the requirement that public stockholders approve the business combination; conversion rights afforded to public stockholders; our inability to consummate a business combination if holders of 30% or more of the shares of common stock sold in this offering exercise their conversion rights; the requirement that our initial business combination be a target business, or a controlling interest (but not less than a majority of the voting interest) therein, whose fair market value be at least 80% of our net assets at the time of the acquisition; and the distribution of the trust fund if a business combination does not occur within the specified time periods. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to our investors and we will not propose any amendment to these procedures to our stockholders.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. The “completion” of a business combination means the closing of a transaction in which we acquire, merge or otherwise combine with a target business. The execution of a definitive agreement does not constitute the “completion” of a business combination. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the completion of such business combination. Any vote to extend our corporate life to continue perpetually following the completion of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, directors and seniors advisors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders.  This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing stockholders, officers, directors or senior advisors, including any shares included within the units purchased by each of Gary D. Engle, James A. Coyne, Jonathan Davidson and Brian Kaufman under an agreement with HCFP/Brenner Securities, pursuant to which such individuals, or entities they control, will place limit orders for up to an aggregate of $15 million of our units, commencing 30 calendar days after we file a preliminary proxy statement seeking approval of our stockholders for a business combination and ending 30 days thereafter. Accordingly, they may vote the shares included in such units any way they choose, including on a business combination.

We will not proceed with a business combination if the holders of a majority of the shares of common stock sold in this offering cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 30% or more of the outstanding shares of common stock sold in this offering both exercise their conversion rights and vote against the business combination.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust fund inclusive of any interest (net of taxes and interest amounts released to us) calculated as of two business days prior to the proposed consummation of the business combination, divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust fund, the initial per-share conversion price would be approximately $7.94 (which includes $0.222 per share from the proceeds we receive from the private placements of our initial shares and insider warrants), or $0.06 less than the per-unit offering price of $8.00.

Public stockholders wishing to exercise their conversion rights must (i) vote against the proposed business combination and (ii) demand that we convert their shares into cash. Additionally, we may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote no against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. If a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Any public stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete any business combination if public stockholders, owning 30% or more of the shares sold in this offering, both vote against the business combination and exercise their conversion rights. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 29.99% of the public stockholders may exercise their conversion rights and a business combination will still go forward. We have increased the conversion percentage from 20% to 30% in order to reduce the likelihood that a small group of investors holding a large block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. As this is unfair and detrimental to the vast majority of our public stockholders, we determined the higher conversion threshold was appropriate.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                       , 2009 [twenty four months from the date of this prospectus]. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law.  Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                       , 2009 [twenty four months from the date of this prospectus] as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by                           , 2009 [twenty four months from the date of this prospectus], we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our chief executive officer, president and chief financial officer have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $7.94. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Each of Messrs. Engle and Coyne have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you that these individuals will be able to satisfy those obligations. Accordingly, the per-share liquidation price could be less than $7.94 due to claims of creditors.

A public stockholder shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination within the applicable time period or if the public stockholder elected to convert his, her or its shares into cash upon our completion of a business combination that the public stockholder voted against and such business combination is actually completed by us. In no other circumstances shall a public stockholder have any right or interest of any kind to or in the trust fund.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after                    , 2009 [twenty four months from the date of this prospectus] and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers and investment bankers) and potential target businesses. As described above, in accordance with our obligations contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable.  As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $7.94 due to claims or potential claims of creditors.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance”. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                       , 2009 [twenty four months from the date of this prospectus], this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 77 blank check companies in the United States with more than $6.7 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination. Additionally, we will be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders if such holders both vote against the business combination and also seek conversion of their shares may reduce the resources available to us for a business combination; and

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our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

We maintain our executive offices at 555 Fifth Avenue, New York, New York 10017. The cost for this space is included in the $7,500 per-month fee. PLM International Inc. charges us for general and administrative services pursuant to a letter agreement between us and PLM International Inc., an affiliate of Messrs. Engle and Coyne. We believe, based on rents and fees for similar services in the midtown New York City area, that the fee charged by PLM International Inc. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have two executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of our business combination process. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Legal Proceedings

We have not been, and are not currently, a party to any legal proceedings and we are not aware that there are any pending legal proceedings against us.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the representative will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$198,400,000 of the net offering proceeds, including amounts we have received or will receive from the sale of our securities to our initial stockholders, will be deposited into a trust account maintained by Continental Stock Transfer & Trust Company.

$174,150,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $198,400,000 of net offering proceeds, including amounts we have received or will receive from the sale of our securities to our initial stockholders, will only be invested in U.S. “government securities,” (as such term is defined in the Investment Company Act of 1940) money market funds selected by us, which invest principally in either short-term securities issued or guaranteed by the United States having a rating in the highest investment category granted thereby by a nationally recognized credit rating agency at the time of acquisition or short-term exempt municipal bonds issued by governmental entities located within the United States and otherwise meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business

The initial target business that we acquire, or the controlling interest (but not less than a majority of the voting interest) therein, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our units in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes audited financial statements reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline

Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and liquidating. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account

There can be released to us, from time to time, interest earned on the funds in the trust account (i) up to an aggregate of $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts necessary to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of trust funds

The proceeds held in the trust fund will not be released until the earlier of the completion of a business combination or our liquidation, except that there may be released to us from the trust account funds as described above.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors, Executive Officers and Senior Advisors

Our current directors, executive officers and senior advisors are as follows:

Name	Age	Position
Gary D. Engle	58	Chairman of the Board and Chief Executive Officer
James A. Coyne	47	Vice Chairman and Chief Financial Officer
Geoffrey A. Thompson	65	Director
Michael Clayton	59	Director
Jonathan Davidson	41	Director
Brian Kaufman	43	Senior Advisor
Milton J. Walters	64	Senior Advisor

Gary D. Engle has been our Chief Executive Officer and Chairman since our inception. From December 1994 until December 2005, Mr. Engle served as President, Chief Executive Officer and controlling shareholder of Equis Corporation. Through Equis and other affiliates, Mr. Engle owned and operated a variety of equipment finance, leasing and real estate companies. Equis and its affiliates have managed in excess of $1 billion of real estate assets and equipment leasing assets, have structured and financed more than $2 billion in lease financing transactions and remarketed over $1 billion in equipment. Since February 2001, Mr. Engle has been a director of PLM International Inc., a transportation company that leases marine containers, shipping vessels, commercial aircraft and other assets. PLM sold its rail leasing assets to CIT Group in August 2005 and its marine, aviation and other leasing businesses to an affiliate of AMA Capital Partners in November 2005. Since August 2003, Mr. Engle has served as a member of the executive committee of CBI Acquisition, LLC, the holding company of Caneel Bay, a luxury resort on the island of St. John, U.S.V.I. Since May 2000, Mr. Engle has served on the Board of Managers of DSC/Purgatory, LLC and, since 1999, he has served on the Board of Managers of Mountain Springs Kirkwood, LLC. DSC and Mountain Springs own and operate ski resorts in the western United States. Since March 2000, Mr. Engle has been a member of the Board of Managers of Echelon Development Holdings, LLC, a Florida-based commercial and residential real estate development company. Since 1997, Mr. Engle has been the Chairman and Chief Executive Officer of Semele Group Inc., which serves as a holding company for a number of investments and is a joint venture partner in Rancho Malibu, a 264-acre residential development in Malibu, California. Semele Group also owns the general partner of Kettle Valley, a 1,012 unit residential development in Kelowna, British Columbia. From 1987 to 1994, Mr. Engle was a principal of Cobb Partners Development Inc., a mortgage trading and real estate company which he co-founded in 1987. From 1980 to 1987, Mr. Engle served in various capacities with Arvida Disney Company, a large-scale community real estate company owned by The Walt Disney Company, including Senior Vice President from April 1980 to 1987; Chief Financial Officer and Senior Vice President – Acquisitions from May 1984 to 1987; and Chief Executive Officer of Arvida Disney Financial Services from May 1984 to 1987. Mr. Engle was a founding Director of Disney Development, the real estate development division of The Walt Disney Company. Mr. Engle received a B.S. from the University of Massachusetts (Amherst) and an M.B.A. from Harvard University.

James A. Coyne has been our Vice Chairman since January 2007 and our Chief Financial Officer and a member of our Board of Directors since our inception. He has also served as President and Chief Executive Officer of PLM International Inc. since August 2002, and has been a member of its Board of Directors since February 2001. From December 1994 until December 2005, Mr. Coyne served as the Senior Vice President of Equis Corporation. Since May 2000, Mr. Coyne has served on the Board of Managers of DSC/Purgatory, LLC, and, since 1999, has served on the Board of Managers of Mountain Springs Kirkwood, LLC. Since March 2000, Mr. Coyne has been a member of the Board of Managers of Echelon Development Holdings, LLC. In January 2007, Mr. Coyne became a Director of Xybernaut Corporation, a technology company acquired by East River Capital, a private equity firm that is an affiliate of Mr. Coyne. Since 1997, Mr. Coyne has served as President and a member of the Board of Directors of Semele Group, Inc. Mr. Coyne received a B.S. from John Carroll University, a Master of Accountancy from Case Western Reserve University, and is a certified public accountant.

Geoffrey A. Thompson has been a member of our Board of Directors since March 2006. Since September 2003, Mr. Thompson has been a Partner at Palisades Advisors, LLC, a private equity firm. From 1997 to September 2003, Mr. Thompson served as an independent business consultant. From 1995 to 1997, Mr. Thompson served as a Principal at Kohlberg & Company, a private equity firm specializing in middle-market investing. In 1992, Mr. Thompson retired as Chief Executive Officer of Marine Midland Bank, Inc. (currently HSBC Bank (USA)).

Mr. Thompson is a member of the Board of Directors of Guardian Trust Company, a Guardian Life Insurance subsidiary. Mr. Thompson is also lead director of Thor Industries, Inc., a New York Stock Exchange listed producer and seller of a wide range of recreation vehicles and small and mid-size buses in the United States and Canada. Mr. Thompson also serves as trustee of the Woods Hole Oceanographic Institution. Mr. Thompson received a B.A. from Columbia University and an M.B.A. from Harvard University.

 Jonathan Davidson has been a member of our Board of Directors since April 2007 and served as our Senior Advisor from January 2007 to April 2007. Since November 2004, Mr. Davidson has been a Director of Centinela Freeman Holdings, Inc. In July 2003, Mr. Davidson co-founded Westridge Capital LLC and has served as a Managing Member since inception. From September 2003 to September 2004, Mr. Davidson also served as a Vice President of PLM International. From 1996 to July 2003, Mr. Davidson served as a Managing Director of Digital Coast Partners (now known as Montgomery & Co.) where he managed the Business and Consumer Services Group. From 1994 to 1996, Mr. Davidson was a founder and the Chief Financial Officer of Screenz, L.L.C., the developer of ScreenzNet, a private online service. From 1987 to 1994, Mr. Davidson served as a Vice President of Chemical Securities (now known as JPMorgan Chase), where he provided corporate finance and merger and acquisition advisory services. Mr. Davidson received a B.A. and an M.B.A. from the University of California at Los Angeles.

Michael Clayton has been a member of our Board of Directors since March 2006. Since August 2005, Mr. Clayton has been a Principal and Managing Director of ACM Capital, an acquisition evaluation, advisory, and private equity firm. From April 2002 through November 2005, Mr. Clayton served as President of PLM Transportation Equipment Corp., a former subsidiary of PLM International. From May 2001 to April 2002, Mr. Clayton was a Principal of Highland Capital, a financial services and asset management firm. From 1997 to May 2001, Mr. Clayton served as Senior Vice President, Global Operations and Development, and was a member of the Executive Committee of GATX Corporation, a New York Stock Exchange listed lessor of freight and tank cars. Prior to joining GATX, Mr. Clayton had over 30 years of additional experience in various capacities. Mr. Clayton was a Senior Vice President – Original Equipment and International Operations (1992-1995) and Vice President – International Operations (1991-1992) of Fel Pro, Inc., a company engaged in the manufacturing and distribution of automotive engine components to original equipment manufacturers and after-market sectors. From 1979-1991, Mr. Clayton served in several capacities at Navistar International Corp., a producer of trucks and diesel engines. Mr. Clayton currently serves on the Board of Directors of Andy Frain and Associates, a commercial security and crowd management company and Coreblox Inc., a hosted website IT support company. He is a Fellow of Leadership Greater Chicago and recipient of the Urban League’s annual service award. Mr. Clayton received a B.A. from Illinois Institute of Technology and an M.B.A. from the University of Chicago.

Brian Kaufman has been our Senior Advisor since January 2007. Since November 2004, Mr. Kaufman has been a Director of Centinela Freeman Holdings, Inc., an owner of three general acute care hospitals in Los Angeles. In July 2003, Mr. Kaufman co-founded Westridge Capital LLC and has served as a Managing Member since inception. Westridge is a private equity firm specializing in investments in companies that have significant tangible asset bases. From September 2003 to September 2004, Mr. Kaufman also served as a Vice President of PLM International. From February 2000 to July 2003, Mr. Kaufman served as a Managing Director of Digital Coast Partners (now known as Montgomery & Co.), a boutique investment banking firm where he managed activities in both the Middle Market and Media Groups. From 1998 to 2000, Mr. Kaufman served as a principal of Imperial Capital LLC, a boutique investment banking firm, where Mr. Kaufman worked in both investment banking and the firm’s private investments. From 1994 to 1998, Mr. Kaufman was a co-founder and principal of Kirkland Messina LLC, a boutique merchant bank targeting leveraged buy-outs of middle market companies. From 1992 to 1994, Mr. Kaufman was an associate at the law firm of Brobeck, Phleger & Harrison. From 1989 to 1992, Mr. Kaufman attended law school at Georgetown University Law Center. From 1986 to 1989, Mr. Kaufman was at Drexel Burnham Lambert Incorporated, where he provided corporate finance and merger and acquisition advisory services to financial institutions.  Mr. Kaufman received a B.B.A. degree from the University of Notre Dame, with highest honors, and a J.D. degree from Georgetown University Law Center, cum laude.

 Milton J. Walters has been our Senior Advisor since April 2007 and served as our President and a member of our Board of Directors from our inception until April 2007. Mr. Walters has served as the President of MJW Partners, Inc., doing business as Tri-River Capital, a boutique investment banking company, since he founded that company in 1999. Mr. Walters also founded and served as the President of the predecessor company to Tri-River, Walters & Co. Incorporated, doing business as Tri-River Capital Group, from 1988 to 1997. From 1997 to 1999, Mr. Walters served as a Managing Director in the financial institutions investment banking group of Prudential Securities. From 1984 to 1988, Mr. Walters served as the Manager of the financial institutions investment banking group of Smith Barney. At AG Becker, and its successor, Warburg Paribas Becker, Mr. Walters headed investment banking for financial institutions from 1969 to 1984. Since November 2001, Mr. Walters has served on the Board of Directors and as Chairman of the Audit and Compensation Committee of Sun Healthcare Group, Inc., a Nasdaq-listed company. Mr. Walters also serves on the Board of Directors of several private companies. Mr. Walters received a B.A. from Hamilton College.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Coyne and Thompson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Davidson and Clayton, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mr. Engle, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our officers or directors have been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay PLM International Inc., an affiliate of Messrs. Engle and Coyne, a fee of $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Engle or Coyne compensation in lieu of a salary. No other initial securityholder of ours is an officer, director or principal shareholder of PLM International Inc. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial stockholders, officers, directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of our board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We have determined that, upon consummation of this offering, each of Geoffrey A. Thompson, Michael Clayton and Jonathan Davidson will be an independent director as defined under the American Stock Exchange’s listing standards, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Geoffrey A. Thompson, Michael Clayton and Jonathan Davidson, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our audit committee charter, include, but are not limited to:

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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Jonathan Davidson satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Geoffrey A. Thompson, Michael Clayton and Jonathan Davidson, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

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None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “— Directors and Executive Officers.”

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

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The initial shares owned by our officers, directors and senior advisors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers, directors and senior advisors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers, directors and senior advisors will not receive liquidation distributions with respect to any of their initial shares. Furthermore, our officers, directors and senior advisors have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

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Our directors and officers may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

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Gary D. Engle, our Chairman and Chief Executive Officer, James A. Coyne, our Vice Chairman and Chief Financial Officer, Jonathan Davidson, a director, and Brian Kaufman, one of our Senior Advisors, have entered into an agreement with HCFP/Brenner Securities pursuant to which such individuals, or entities they control, will place limit orders for an aggregate of $15 million of our units commencing 30 calendar days after we file a preliminary proxy statement seeking approval of our stockholders for a business combination and ending 30 days thereafter. Each of Messrs. Engle, Coyne, Davidson and Kaufman has agreed that he will not sell or transfer any units purchased by him pursuant to this agreement (or any of the securities included in such units) until the earlier of the completion of a business combination or our liquidation. If Messrs. Engle, Coyne, Davidson and Kaufman purchase units pursuant to that agreement or if any of them or any of our other officers, directors or senior advisors purchase units or common stock as part of this offering or in the open market, they would be entitled to vote the shares of common stock they so acquire on a proposed business combination any way they choose which may influence whether or not the business combination is approved.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. If any of these conflicts are not resolved in our favor, it may diminish our ability to complete a favorable business combination.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust fund to our public stockholders, or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us subject to any pre-existing fiduciary or contractual obligations he might have. Our management has advised us that the entities with which they are affiliated do not seek to acquire assets with a purchase price in excess of $55 million. Because the initial target business, or the controlling interest (but not less than a majority of the voting interest) therein, that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the acquisition, a transaction which could be consummated as a business combination would not be considered by any entities affiliated with our management.

Our senior advisors have fiduciary obligations to the other entities with which they are directors or officers. They have no fiduciary obligations to present to us for our consideration any suitable business opportunity.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, directors and senior advisors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering.  In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders.  Except with respect to the conversion rights afforded to public stockholders, these existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such fairness opinion will be received by us either prior to the execution of a definitive agreement relating to the business combination, or such opinion will be a condition to the consummation of such business combination.

If we receive a fairness opinion at the time we enter into a definitive agreement relating to the business combination, we expect that we would pay all or a portion of the fee upon delivery of the opinion and the balance, if any, upon closing of the business combination. If we receive the fairness opinion and payment is contingent on the consummation of the business combination (which we do not anticipate happening), we expect that the fee would not be payable until the business combination is completed.

Additionally, in no event will any of our existing officers, directors, stockholders or senior advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of May 21, 2007 on an actual basis, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

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each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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each of our officers, directors and senior advisors; and

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all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
			Before Offering	After Offering

Gary D. Engle(2)	3,346,244	(3)	53.5%	10.7%
James A. Coyne(2)	2,107,422	(4)	33.7%	6.7%
Brian Kaufman(5)	307,335	(6)	4.9%	*
Jonathan Davidson(5)	307,335	(6)	4.9%	*
Milton J. Walters	125,037	(7)	2.0%	*
Geoffrey A. Thompson	39,203		*	*
Michael Clayton(8)	17,424		*	*
All directors and executive officers as a group (five individuals)	5,817,628	(9)	93.1%	18.6%

——————

*

Less than 1%.

(1)

Unless otherwise noted, the business address of each of the following is 555 Fifth Avenue, New York, New York 10017.

(2)

The business address of this individual is c/o Hera East Holdings, LLC, 20 Marshall Street, Suite 104, South Norwalk, Connecticut 06854.

(3)

Does not include 3,273,434 shares of common stock issuable upon exercise of insider warrants held by Mr. Engle which are not currently exercisable and will not become exercisable within 60 days.

(4)

These shares are held by JAC Opportunity Fund I, LLC, a family-held entity of which Mr. Coyne is the sole manager. Does not include 2,061,567 shares of common stock issuable upon exercise of insider warrants held by JAC Opportunity Fund I, LLC which are not currently exercisable and will not become exercisable within 60 days.

(5)

The business address of this individual is 11150 Santa Monica Boulevard, Suite 700, Los Angeles, California 90025.

(6)

Does not include 300,648 shares of common stock issuable upon exercise of insider warrants held by such individual which are not currently exercisable and will not become exercisable within 60 days.

(7)

Does not include 38,703 shares of common stock issuable upon exercise of insider warrants held by Mr. Walters which are not currently exercisable and will not become exercisable within 60 days.

(8)

The business address of this individual is 3030 Blackthorn Road, Riverwoods, Illinois 60015.

(9)

Does not include 5,635,649 shares of common stock issuable upon exercise of insider warrants held by such individuals which are not currently exercisable and will not become exercisable within 60 days.

Immediately after this offering, our existing stockholders, which include all of our officers, directors and senior advisors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The initial shares may be released from escrow earlier than this date if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (i) to relatives and trusts for estate planning purposes or (ii) by private sales made at or prior to the consummation of a business combination to individuals that the holders believe may bring value to our company, at prices no greater than the price at which the shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. Transfers made pursuant to clause (ii) of the previous sentence may result in our incurring a share-based compensation charge if the transfer is deemed compensatory in nature. The initial stockholders have no current intention or plans to make any such transfers. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Our officers, directors and senior advisors have committed to purchase the insider warrants (for a total purchase price of $4,450,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after the consummation of our initial business combination.

In addition, Gary D. Engle, our Chairman and Chief Executive Officer, James A. Coyne, our Vice Chairman and Chief Financial Officer, Jonathan Davidson, a director, and Brian Kaufman, one of our Senior Advisors, have entered into an agreement with HCFP/Brenner Securities which is intended to comply with Rule 10b5-1 under the Exchange Act, pursuant to which such individuals, or entities such individuals control, will place limit orders for an aggregate of $15 million of our units commencing 30 calendar days after we file a preliminary proxy statement seeking approval of a business combination and ending 30 days thereafter. If $15 million of units are purchased under this agreement at a price of $8.65 per unit, these officers, directors and senior advisors would own, in the aggregate, approximately 25.6% of the outstanding common stock, in addition to any common stock they may purchase in the market after this offering. Each of Messrs. Engle, Coyne, Davidson and Kaufman may vote the shares of common stock included in these units on a proposed business combination in any manner they choose and may influence whether or not the business combination is approved. They have also agreed that none of them will sell or transfer any units purchased pursuant to this agreement (or any of the securities included in such units) until the earlier of the completion of a business combination or our liquidation. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act and, accordingly, any purchases that are not in compliance with the safe harbor provisions of Rule 10b-18 will not be made. These purchases will be made at a price not to exceed $8.65 per unit and will be made by HCFP/Brenner Securities or another broker-dealer mutually agreed upon by such individuals and HCFP/Brenner Securities in such amounts and at such times as HCFP/Brenner Securities or such other broker-dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per unit purchase price. Each of Messrs. Engle, Coyne, Davidson and Kaufman has made available, and has agreed to make available in the future, to HCFP/Brenner Securities monthly statements confirming that such individual has sufficient funds to satisfy these transactions. Messrs. Engle, Coyne, Davidson and Kaufman have agreed with each other that, to the extent that one of such individuals does not satisfy his pro rata portion of his obligation under that agreement, he will transfer all or a portion of his shares to the individual or individuals that are required by HCFP/Brenner Securities to satisfy his obligation under that agreement.

Messrs. Engle and Coyne are deemed to be our “promoters,” as such term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On October 15, 2005, in connection with our organization, we issued the following securities:

Name	Number of Shares of Common Stock	Number of Warrants

Milton J. Walters	100	2,715,000
Gary D. Engle	—	2,720,000
JAC Opportunity Fund I, LLC	—	2,715,000

The 100 shares of common stock were sold at a purchase price of $0.01 per share for an aggregate price of $1.00 and the 8,150,000 warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $407,500.  The warrants were exercisable at a price of $5.00 per share and expired eight years from the date of this prospectus.

On March 15, 2006, we issued an aggregate of 4,075,000 Class W warrants and 4,075,000 Class Z warrants to three existing warrantholders in exchange for the return and cancellation of the outstanding 8,150,000 warrants held by them.  On the same date, we also issued additional Class W warrants and Class Z warrants as follows:

Name	Number of Class W Warrants	Number of Class Z Warrants

Milton J. Walters	167,500	167,500
Gary D. Engle	165,000	165,000
JAC Opportunity Fund I, LLC	167,500	167,500
Geoffrey A. Thompson	100,000	100,000
Michael Clayton	100,000	100,000

All of these warrants were sold at a purchase price of $0.05 per warrant for an aggregate purchase price of $70,000.  These Class W warrants and Class Z warrants were exercisable at $5.00 per share and had expiration dates of five and seven years from the date of this prospectus, respectively.

On May 25, 2006, we issued additional warrants as follows:

Name	Number of Class W Warrants	Number of Class Z Warrants

Milton J. Walters	1,700,000	1,700,000
Gary D. Engle	3,400,000	3,400,000
JAC Opportunity Fund I, LLC	1,700,000	1,700,000
Geoffrey A. Thompson	125,000	125,000

All of these warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $692,500.

On January 23, 2007, we issued an aggregate of 11,700,000 Class W warrants and 11,700,000 Class Z warrants to our five existing warrantholders in exchange for the return for cancellation of all of the then outstanding warrants.  On the same date, we also issued additional warrants as follows:

Name	Number of Class W Warrants	Number of Class Z Warrants

Milton J. Walters	475,000	475,000
Gary D. Engle	950,000	950,000
JAC Opportunity Fund I, LLC	475,000	475,000
Jonathan Davidson	950,000	950,000
Brian Kaufman	950,000	950,000

All of these warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $380,000. The Class W warrants and Class Z warrants issued in January 2007 are exercisable at prices of $1.75 per share and $1.50 per share, respectively, and will expire eight years from the date of this prospectus.

On April 4, 2007, we issued 6,249,900 shares of our common stock in exchange for the return and cancellation of the 31,000,000 outstanding warrants. In May 2007, Brian Kaufman transferred 74,206 shares of common stock to Gary D. Engle and Jonathan Davidson transferred 16,856 shares of common stock to Mr. Engle and 57,350 shares of common stock to James A. Coyne. The shares were transferred at the same price that Messrs. Kaufman and Davidson originally paid for them. Accordingly, as of the date of this prospectus, we have issued 6,250,000 shares of common stock for $1,550,000 in cash, or a purchase price of $0.248 per share, as follows:

Name	Number of Shares of Common Stock		Relationship to Us

Gary D. Engle	3,346,244		Chairman of the Board and Chief Executive Officer
James A. Coyne	2,107,422	(1)	Vice Chairman and Chief Financial Officer
Jonathan Davidson	307,335		Director
Brian Kaufman	307,335		Senior Advisor
Milton J. Walters	125,037		Senior Advisor
Geoffrey A. Thompson	39,203		Director
Michael Clayton	17,424		Director

——————

(1)

These shares are held by JAC Opportunity Fund I, LLC, a family-held entity of which Mr. Coyne is the sole manager.

The holders of the majority of these securities will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our officers, directors and senior advisors have committed to purchase the insider warrants (for a total purchase price of $4,450,000 or approximately $0.75 per warrant) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants were generally priced at a slight premium in relation to what we anticipate will be the approximate market price for our warrants at the time the common stock and warrants commence separate trading based upon the trading prices of similar warrants of other blank check companies. The purchase price for the insider warrants will be delivered to Blank Rome, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in an account until we consummate this offering. Blank Rome will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after the consummation of our initial business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, Gary D. Engle, our Chairman and Chief Executive Officer, James A. Coyne, our Vice Chairman and Chief Financial Officer, Jonathan Davidson, a director, and Brian Kaufman, one of our Senior Advisors, have entered into an agreement with HCFP/Brenner Securities which is intended to comply with Rule 10b5-1 under the Exchange Act pursuant to which such individuals, or entities such individuals control, will place limit orders for an aggregate of $15 million of our units commencing 30 calendar days after we file a preliminary proxy statement seeking approval of a business combination and ending 30 days thereafter. Each of Messrs. Engle, Coyne, Davidson and Kaufman may vote the shares of common stock included in such units on a proposed business combination any way they choose. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act and, accordingly, any purchases that are not in compliance with the safe harbor provisions of Rule 10b-18 will not be made. These purchases will be made at a price not to exceed $8.65 per unit and will be made by HCFP/Brenner Securities or another broker dealer mutually agreed upon by such individual and HCFP/Brenner Securities in such amounts and at such times as HCFP/Brenner Securities or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per unit purchase price. Each of Messrs. Engle, Coyne, Davidson and Kaufman has agreed to make available to HCFP/Brenner Securities monthly statements confirming that such individual has sufficient funds to satisfy these transactions. If $15 million of units are purchased under this agreement at a price of $8.65 per unit, these officers, directors and senior advisors would own, in the aggregate, approximately 25.6% of the outstanding common stock, in addition to any common stock they may purchase in the open market after this offering which could result in these individuals having the ability to influence whether or not the business combination is approved. Each of Messrs. Engle, Coyne, Davidson and Kaufman has agreed that he will not sell or transfer any units purchased by him pursuant to this agreement (or any of the securities included in such units) until the earlier of the completion of a business combination or our liquidation. Messrs. Engle, Coyne, Davidson and Kaufman have agreed with each other that, to the extent that one of such individuals does not satisfy his pro rata portion of his obligation under that agreement, he will transfer all or a portion of his shares to the individual or individuals that are required by HCFP/Brenner Securities to satisfy his obligation under that agreement.

PLM International, an affiliate of Messrs. Engle and Coyne, has agreed that, commencing on the effective date of this prospectus through the consummation of a business combination, it will make available to us office space and certain office and administrative services, as we may require from time to time. We have agreed to pay PLM International $7,500 per month for these services. Mr. Engle is a director of PLM International and Mr. Coyne is the President and Chief Executive Officer of PLM International. Mr. Engle’s and Mr. Coyne’s families own approximately 62% and 33%, respectively, of PLM International through various family entities. Consequently, each will benefit from this transaction to the extent of his interest in PLM International. However, this arrangement is solely for our benefit and is not intended to provide Messrs. Engle or Coyne compensation in lieu of a salary. We believe, based on rents and fees for similar services in the midtown New York City area, that the fees charged by PLM International is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

We will reimburse our initial stockholders, including our officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to PLM International Inc. and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial stockholders, officers or directors, or to any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination.

Any ongoing or future transactions between us and any of our officers, directors, senior advisors or their respective affiliates, including loans by our officers, directors or senior advisors will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction. These directors will, if they determine necessary or appropriate, have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

In May 2006 and January 2007, we undertook an analysis of the value of our common stock based on traditional criteria of value, including such considerations as historical operations, assets and revenues, if any, at the time. Based on this analysis, we determined that our common stock had only a nominal value, or no more than its par value of $.01 per share, at the date of each subsequent sale or exchange of warrants.

At the time of the initial purchase of shares of common stock and warrants, we had only recently been formed and had no assets, revenues or operations. Unlike an early stage operating company which may be seeking a financing privately or through an initial public offering and typically has some assets, revenues, strategic relationships, customers, proprietary technology, intellectual property and/or other assets which are expected to provide value, we had no such assets and nothing to create value. At September 9, 2005, we had no assets, revenues or historical operations that could be measured as value in accordance with the above criteria, and nothing else of value, such as strategic relationships, customers, proprietary technology, intellectual property or other assets. At September 9, 2005, we had only recently been formed and had only a letter of intent with respect to a possible public offering. A letter of intent is merely a statement of intent and is not a binding obligation of the underwriter to engage in this offering. We did not contemplate a private placement or other offering before a possible public offering or any other means to bring us value. In fact, our value, as measured by our balance sheet, has declined since the initial stockholders’ purchase of the common stock and warrants, as we spent cash and incurred liabilities, without obtaining any tangible assets.

At each of March 2006, May 2006 and January 2007, the dates of subsequent sales of warrants, we determined that no change to fair value of the initially issued common stock had occurred. At each such date, we still had none of the indicia of value described above, or any other means of creating value, other than cash of approximately $433,053, $339,000 and $931,841, respectively. Further, our working capital, our liabilities and our stockholders’ equity (after deducting the deferred registration costs relating to the proposed offering, an asset which is either written off when the offering is abandoned or netted against the proceeds when the offering is completed) were relatively unchanged, other than additional capital resulting from these warrant purchases and the incurrence of expenses relating to this offering. Additionally, at each such date, with respect to a proposed public offering, we still only had a non-binding letter of intent, the underwriter had not yet marketed the offering or solicited indications of interest, and the underwriter was not committed to complete the proposed public offering, as the underwriter does not have a “firm commitment” obligation until such time, if any, that it executes an underwriting agreement with us committing itself to such obligation. Accordingly, we believe that, at each such date, the value of our common stock was still only nominal, or no more than its par value of $.01 per share.

We also conducted a comparable company analysis and examined the price per share of founders’ stock issued by other blank check companies formed for the purpose of completing a public offering. This analysis also concluded that our common stock had only a nominal value, which was no more than $.01 per share, at each date of purchase of our securities.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 5,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 6,250,000 shares of our common stock are outstanding, held by seven record holders. No shares of our preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our units in particular. In no event, however, may such securities be traded separately until we have filed a Current Report on Form 8-K with the SEC that includes audited financial statements reflecting our receipt of the gross proceeds of this offering. We will file with the SEC a Current Report on Form 8-K which will include audited financial statements following the consummation of this offering. Such audited financial statements will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and warrants comprising the units.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, directors and senior advisors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers, directors and senior advisors. Our existing stockholders, officers, directors and senior advisors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with a business combination only if a majority of the shares of common stock present and voting at the meeting to approve the business combination vote in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights discussed elsewhere herein.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by                         , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to their initial shares.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), they vote against the business combination and the business combination is ultimately approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although our charter and the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

             , 2008 [one year from the date of this prospectus].

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants (including the insider warrants and any warrants issued upon exercise of the unit purchase option), without HCFP/Brenner Securities’ prior consent, for redemption,

•

in whole or in part,

•

at a price of $.01 per warrant at any time after the warrants become exercisable,

•

upon not less than 30 days’ prior written notice of redemption to each warrantholder, and

•

if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrantholders (referred to as the “measurement period”).

In addition, we may not call the warrants for redemption unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

The redemption criteria for our warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

The insider warrants will be identical to the warrants underlying the units being offered by this prospectus, except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as they are still held by the purchasers or their affiliates.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants held by public stockholders or issuable upon exercise of the representative’s purchase option will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event shall we be required to net cash settle any exercise of our warrants. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited, we will not be required to net cash settle the warrant exercise, such warrants may expire worthless and a purchaser of units will have paid the full purchase price of the units solely for the shares included in the units. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the insider warrants may be exercisable for unregistered shares of common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

If the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders or issuable upon exercise of the representative’s purchase option may have no value, the market for such warrants may be limited and such warrants may expire worthless. However, the warrants are not exercisable until the completion of a business combination. At that time, we will be an operating company, and intend to either register the warrants in additional states or seek an exemption from registration in the various states in which an exemption is not available to us to issue shares of common stock upon exercise of the warrants.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 1,250,000 units at a per unit price of $10.00. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol “SOC.U” on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols “SOC” and “SOC.WS” respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 31,250,000 shares of common stock outstanding, or 35,000,000 shares of common stock if the representative’s over-allotment option is exercised in full. All of these shares except for the 6,250,000 shares of common stock issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by any of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 6,250,000 shares of common stock are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

1% of the number of shares of common stock then outstanding, which will equal 312,500 shares of common stock immediately after this offering (or 350,000 if the representative of the underwriters exercises its over-allotment option); and

•

if the common stock is listed on a national securities exchange or on the Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

We are only required to use our best efforts to cause the registration statement to be declared effective and, once effective, only to use our best efforts to maintain its effectiveness. If a registration statement is not effective at the time a warrant is exercised, we will not be obligated to deliver common stock, and there are no contracted penalties for our failure to do so.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which HCFP/Brenner Securities is acting as representative of the underwriters, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
HCFP/Brenner Securities LLC
Pali Capital, Inc.

Total	25,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $        per unit and the dealers may reallow a concession not in excess of $        per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 3,750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per unit	Without Option	With option
Public offering price	$8.00	$200,000,000	$230,000,000
Discount	$0.26	$6,500,000	$7,475,000
Proceeds before expenses(1)	$7.74	$193,500,000	$222,525,000

——————

(1)

The offering expenses are estimated at $800,000.

No discounts or commissions will be paid on the sale of the initial shares and insider warrants.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

We estimate that the value of the option is approximately $4,371,000 using a Black-Scholes option pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.68% (2) risk-free interest rate of 4.55% and (3) contractual life of 5 years.

Warrant Solicitation Fee

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•

the market price of the underlying shares of common stock is lower than the exercise price;

•

the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•

the warrants are held in a discretionary account;

•

the warrants are exercised in an unsolicited transaction; or

•

the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the respective per-unit offering price.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn.

Other Terms

We have granted HCFP/Brenner Securities the right to have a representative present at all meetings of our board of directors to observe such meetings for a period of five years from the date of this prospectus. The representative will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Additionally, upon consummation of a business combination and until the expiration of the five-year period, HCFP/Brenner Securities shall be entitled to appoint an additional designee to our board of directors. HCFP/Brenner Securities has not named a designee as of the date of this prospectus. We have agreed to reimburse the designee for his or her reasonable out-of-pocket expenses in connection with attending board meetings.

We have engaged HCFP/Brenner Securities and Pali Capital to act as our investment bankers in connection with our business combination. We will pay a cash fee of $7,400,000 to these entities at the closing of a business combination for assisting us in obtaining approval of the transaction. Such fee is considered by the National Association of Securities Dealers to be underwriters’ compensation in connection with this offering. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Blank Rome LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Blank Rome LLP, from time to time, acts as counsel to the representative on matters unrelated to this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding its ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

STONELEIGH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

INDEX

Report of Independent Registered Public Accounting Firm	F-2
Financial Statements:
Balance Sheets, July 31, 2006, and April 4, 2007	F-3

Statements of Operations, from inception (September 9, 2005) to July 31, 2006, from inception (September 9, 2005) to April 4, 2006 (unaudited), for the period August 1, 2006 to April 4, 2007 and from inception (September 9, 2005) to April 4, 2007

F-4
Statements of Stockholders’ Equity, from inception (September 9, 2005) through April 4, 2007	F-5

Statements of Cash Flows, from inception (September 9, 2005) to July 31, 2006, from inception (September 9, 2005) to April 4, 2006 (unaudited), for the period August 1, 2006 to April 4, 2007 and from inception (September 9, 2005) to April 4, 2007

F-6
Notes to Financial Statements	F-7 – F-12

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Stoneleigh Partners Acquisition Corp.
New York, New York

We have audited the accompanying balance sheets of Stoneleigh Partners Acquisition Corp. (a corporation in the development stage) as of July 31, 2006 and April 4, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from inception (September 9, 2005) to July 31, 2006, for the period from August 1, 2006 to April 4, 2007 and for the period from inception (September 9, 2005) to April 4, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stoneleigh Partners Acquisition Corp. as of July 31, 2006 and April 4, 2007, and the results of its operations and its cash flows for the period from inception (September 9, 2005) to July 31, 2006, for the period from August 1, 2006 to April 4, 2007 and for the period from inception (September 9, 2005) to April 4, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue and its business plan is dependent on completion of an initial public offering. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, New York
April 5, 2007

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEETS

	July 31, 2006	April 4, 2007

ASSETS
Current Assets:
Cash and cash equivalents	$912,426	$1,293,319
Deferred registration costs (Note 3)	390,742	596,593
Total assets	$1,303,168	$1,889,912
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued registration costs	$130,148	$307,362
Accrued expenses	5,249	7,749
Income taxes payable	—	9,433
Total current liabilities	135,397	324,544
Commitments (Note 5)
Stockholders’ Equity (Note 6):
Common stock, par value $.01 per share, 10,000,000 shares authorized, 6,250,000 shares issued and outstanding	1	62,500
Additional paid-in-capital	1,170,000	1,487,501
(Deficit) earnings accumulated in the development stage	(2,230)	15,367
Total stockholders’ equity	1,167,771	1,565,368
Total liabilities and stockholders’ equity	$1,303,168	$1,889,912

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	From inception (September 9, 2005) to July 31, 2006	From inception (September 9, 2005) to April 4, 2006	For the period from August 1, 2006 to April 4, 2007	From inception (September 9, 2005) to April 4, 2007
		(unaudited)
Revenue	$—	$—	$—	$—
Operating expenses:
Formation and operating costs	15,080	10,560	10,717	25,797
Income (Loss) from operations	(15,080)	(10,560)	(10,717)	(25,797)
Interest income	12,850	4,863	37,747	50,597
Income (Loss) Loss before provision for income taxes	(2,230)	(5,697)	27,030	24,800
Provision for income taxes (Note 4)	—	—	9,433	9,433
Net income (loss) for the period	$(2,230)	$(5,697)	$17,597	$15,367
Weighted average number of shares outstanding, basic and diluted	6,250,000	6,250,000	6,250,000
Net income (loss) per share, basic and diluted	$—	$—	$—

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	(Deficit) Earnings Accumulated in the Development Stage	Total
	Shares	Amount

Balance, September 9, 2005 (inception)	—	$—	$—	$—	$—
Issuance of Common Stock to initial stockholder	100	1	—	—	1
Issuance of 8,150,000 Warrants at $0.05 Per Warrant	—	—	407,500	—	407,500
Issuance of 4,075,000 Class Z warrants and 4,075,000 Class W warrants with an aggregate value of $407,500 in exchange for the cancellation of 8,150,000 warrants with an aggregate value of $407,500	—	—	—	—	—
Issuance of 700,000 Class Z warrants and 700,000 Class W warrants at $0.05 per warrant	—	—	70,000	—	70,000
Issuance of 6,925,000 Class Z warrants and 6,925,000 Class W warrants at $0.05 per warrant	—	—	692,500	—	692,500
Net loss for the period	—	—	—	(2,230)	(2,230)
Balance, July 31, 2006	100	$1	$1,170,000	$(2,230)	$1,167,771
Issuance of 3,800,000 Class Z warrants and 3,800,000 Class W warrants at $0.05 per warrant	—	—	380,000	—	380,000
Issuance of Common Stock to initial stockholders with an aggregate value of $1,550,000 in exchange for the return and cancellation of 15,500,000 Class Z warrants and 15,500,000 Class W warrants with an aggregate value of $1,550,000	6,249,900	62,499	(62,499)	—	—
Net income for the period	—	—	—	17,597	17,597
Balance, April 4, 2007	6,250,000	$62,500	$1,487,501	$15,367	$1,565,368

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	From Inception (September 9, 2005) to July 31, 2006	From Inception (September 9, 2005) to April 4, 2006	For the Period from August 1, 2006 to April 4, 2007	From Inception (September 9, 2005) to April 4, 2007
		(unaudited)
OPERATING ACTIVITIES
Net income (loss) for the period	$(2,230)	$(5,697)	$17,597	$15,367
Change in operating liability:
Accrued expenses	5,249	8,249	2,500	7,749
Income taxes payable	—	—	9,433	9,433
Net cash provided (used) by operating activities	3,019	(2,552)	29,530	32,549
FINANCING ACTIVITIES
Proceeds from issuance of common stock to initial stockholder	1	1	—	1
Proceeds from issuance of warrants to security holders	1,170,000	477,500	380,000	1,550,000
Deferred registration costs	(260,594)	(47,000)	(28,637)	(289,231)
Net cash provided by financing activities	909,407	430,501	351,363	1,260,770
Net increase in cash and cash equivalents	912,426	433,053	375,394	1,293,319
CASH AND CASH EQUIVALENTS
Beginning of period	—	—	912,426	—
End of period	$912,426	$433,053	$1,293,319	$1,293,319
Supplemental disclosure of non-cash activity:
Accrued registration costs	$130,148	$48,558	$307,362	$307,362

See Notes to Financial Statements

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities – Stoneleigh Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on September 9, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business (a “Target Business”). All activity from inception (September 9, 2005) through April 4, 2007 related to the Company’s formation and capital raising activities. The Company has selected July 31 as its fiscal year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company’s plans call for it to raise $200,000,000 in a public offering of its securities in which it would propose to issue 25,000,000 Units (the ”Units” or a ”Unit”) (plus up to an additional 3,750,000 Units solely to cover over-allotments, if any) (“Proposed Offering”). Each Unit will consist of one share of the Company’s common stock and one warrant (a “Warrant”). It is expected that the Company’s management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). The Company’s Certificate of Incorporation provides that the Company’s corporate existence will cease in the event it does not consummate a Business Combination within 24 months from the effective date of the Proposed Offering. If the Company does not effect a Business Combination within 24 months from the effective date of the Proposed Offering (the “Target Business Acquisition Period”), the Company will promptly distribute the amount held in trust (the “Trust Fund”), which is substantially all of the proceeds from any initial public offering, including any accrued interest, to its public stockholders.

Upon the closing of the Proposed Offering, management has agreed that approximately $7.94 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in permitted government securities and money market funds. The Company will also place into the Trust Account an aggregate $5,550,000 from private placements of insider warrants (Note 6) and common stock to its initial stockholders (Note 6). The funds from the private placement of common stock to its initial stockholders have been used to pay $294,231 of offering costs, with the balance of $1,255,769 listed as cash and cash equivalents on the accompanying balance sheets. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective acquisition targets or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. After tax interest up to an aggregate amount of $3,000,000 in interest earned on the monies held in the trust account may be used to pay for due diligence of prospective Target Businesses, legal and accounting fees relating to Securities and Exchange Commission (“SEC”) reporting obligations and working capital to cover miscellaneous expenses, director and officer insurance and reserves (Note 5).

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the public stockholders of the Company. Stockholders that vote against such proposed Business Combination and exercise their conversion rights are, under certain conditions described below, entitled to convert their shares into a pro-rata distribution from the Trust Account (the “Conversion Right”). As of April  4, 2007, the Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”), have agreed to vote their 6,250,000 founding shares of common stock in accordance with the manner in which the majority of the shares of common stock offered in the Proposed Offering are voted by the Company’s public stockholders (“Public Stockholders”) with respect to a Business Combination. In the event that a majority of the outstanding shares of common stock voted by the Company’s public stockholders vote for the approval of the Business Combination and holders owning 30% or more of the outstanding common stock do not vote against the Business Combination and do not exercise their Conversion Rights, the Business Combination may then be consummated.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION – (CONTINUED)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may contemporaneously with or prior to such vote exercise their Conversion Right and their common shares would be cancelled and returned to the status of authorized but unissued shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding less than 30% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the founding shares (but not shares acquired in the Proposed Offering or in the secondary market) held by Initial Stockholders.

Going concern consideration – The Company has no present revenue, and its business plan is dependent on completion of an initial public offering. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination or Business Acquisition will be successful or successful within the Target Business Combination Period or Target Business Acquisition Period, respectively. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim financial statements – The accompanying statements of operations and cash flows for the period from inception (September 9, 2005) to April 4, 2006 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, all adjustments (consisting primarily of normal accruals) have been made that are necessary to present fairly the financial position of the Company. The information described in the notes to the financial statements for these periods is also unaudited. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year.

Cash and Cash Equivalents – Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company may maintain deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Income (Loss) Per Share – Net income (loss) per share is computed based on the weighted average number of shares of common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. In addition to the 100 shares purchased by the Initial Stockholders upon formation, the 6,249,900 shares of the Company’s common stock issued on April 3, 2007 (Note 6) has been retroactively included to the weighted average common shares outstanding for the periods presented. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic and diluted income (loss) per share were the same for each of the periods from inception (September 9, 2005) through April 4, 2007.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (CONTINUED)

Use of Estimates – The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes – Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements – In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance in derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not believe the adoption of FIN 48 will have a material impact, if any, on its financial statements.

The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — DEFERRED REGISTRATION COSTS

As of April 4, 2007, the Company has incurred deferred registration costs of $596,593 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4 — INCOME TAXES

Provision for income taxes consists of:

	For the Period from August 1, 2006 to April 4, 2007	From Inception (September 9, 2005) to April 4, 2007

Current – Federal and state	$9,433	$9,433

The Company’s effective tax rate approximates the federal and state statutory rate.

NOTE 5 — COMMITMENTS

Administrative Services Agreement

The Company has agreed to pay an affiliate of two securityholders $7,500 per month commencing on effectiveness of the Proposed Offering for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters in the Proposed Offering.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 — COMMITMENTS – (CONTINUED)

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $6,500,000 or $7,475,000 if HCFP’s over-allotment option is exercised in full.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by HCFP.

HCFP and another underwriter will also be engaged by the Company to act as the Company’s non-exclusive investment bankers in connection with a proposed Business Combination (Note 1). For assisting the Company in obtaining approval of a Business Combination, the Company will pay a cash transaction fee of $7,400,000 upon consummation of a Business Combination.

The Company has also agreed to sell to HCFP a purchase option to purchase the Company’s Units. (Note 6)

Insider Purchase Commitment

Gary D. Engle, the Company’s Chairman and Chief Executive Officer, James A. Coyne, the Company’s Vice Chairman and Chief Financial Officer, Jonathan Davidson, a director, and Brian Kaufman, one of the Company’s Senior Advisors, have entered into an agreement with HCFP which is intended to comply with Rule 10b5-1 under the Exchange Act, pursuant to which such individuals, or entities such individuals control, will place limit orders for an aggregate of $15 million of the Company’s Units commencing 30 calendar days after the Company files a preliminary proxy statement seeking approval of the holders of common stock for a Business Combination and ending 30 days thereafter. Each of Messrs. Engle, Coyne, Davidson and Kaufman has agreed that he will not sell or transfer any Units purchased by him pursuant to this agreement (or any of the securities included in such units) until the completion of a Business Combination or the Company’s liquidation. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act. These purchases will be made at a price not to exceed $8.65 per unit and will be made by HCFP or another broker dealer mutually agreed upon by such individuals and HCFP in such amounts and at such times as HCFP or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per unit purchase price.

NOTE 6 — COMMON STOCK, WARRANTS AND UNDERWRITER PURCHASE OPTION

a. Common Stock

On April 3, 2007, the Company amended and restated its Certificate of Incorporation to authorize the issuance of an additional 9,997,000 shares of common stock for an aggregate authorization of 10,000,000 shares of common stock.

On or prior to the closing of the Proposed Offering, the Company will amend and restate its Certificate of Incorporation authorizing the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. Immediately after the Proposed Offering (assuming no exercise of HCFP’s over-allotment option), there will be 35,275,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to HCFP) and all of the 5,000,000 shares of preferred stock available for issuance.

b. Warrants

In March 2006, the Company issued an aggregate of 4,075,000 Class W warrants and 4,075,000 Class Z warrants to its three existing warrantholders in exchange for the return and cancellation of the outstanding 8,150,000 warrants which were purchased in October, 2005, for an aggregate $407,500, or $0.05 per warrant. On March 15, 2006, the Company sold and issued additional Class W warrants to purchase 700,000 shares of the Company’s common stock, and additional Class Z warrants to purchase 700,000 shares of the Company’s common stock, for an aggregate purchase price of $70,000, or $0.05 per warrant. On May 25, 2006, the Company sold and issued additional Class W warrants to purchase 6,925,000 shares of the Company’s common stock, and additional Class Z

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMON STOCK, WARRANTS AND UNDERWRITER PURCHASE OPTION – (CONTINUED)

Warrants to purchase 6,925,000 shares of the Company’s common stock, to its existing warrantholders for an aggregate purchase price of $692,500 or $0.05 per warrant. On January 23, 2007, the 11,700,000 old Class Z warrants were exchanged for 11,700,000 new Class Z warrants (the “Class Z Warrants”) and 11,700,000 new Class Z warrants (the “Class Z Warrants”) and the Company sold and issued additional Class W warrants to purchase 3,800,000 shares of the Company’s Common Stock to its existing warrantholders and to two other accredited investors for an aggregate purchase price $380,000 or $0.05 per warrant.

On April 4, 2007, 15,500,000 Class W warrants and 15,500,000 Class Z warrants with an aggregate value of $1,550,000 were returned by the warrant holders and cancelled by the Company. In exchange for the return of the Class W and Z Warrants, the Company issued 6,249,900 shares of the Company’s common stock with an aggregate value of $1,550,000 to such individuals. Simultaneously with the consummation of the Proposed Offering, certain of the Company’s officers, directors, and senior advisors have committed to purchase 5,975,000 Warrants for an aggregate purchase price of $4,450,000 (“Insider Warrants”).

Each Class W Warrant was exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitled the holder to purchase shares at $1.75 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending eight years from the date of the Proposed Offering. There are no Class W Warrants outstanding as of April 4, 2007.

Each Class Z Warrant was exercisable for one share of common stock. Except as set forth below, the Class Z Warrants entitled the holder to purchase shares at $1.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending eight years from the date of the Proposed Offering. There are no Class Z Warrants outstanding as of April 4, 2007.

Each Insider Warrant is exercisable for one share of common stock. Except as set forth below, the Insider Warrants entitle the holder to purchase shares at $5.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events, for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of the Proposed Offering, and ending four years from the date of the Proposed Offering.

We are only required to use our best efforts to cause the registration statement to be declared effective and, once effective, only to use our best efforts to maintain its effectiveness. Accordingly, our obligation is merely to use our best efforts in connection with the registration rights agreement and upon exercise of the warrants, we can satisfy our obligation by delivering unregistered shares of common stock. If a registration statement is not effective at the time a warrant is exercised, we will not be obligated to deliver common stock, and there are no contracted penalties for our failure to do so. Consequently, the warrants may expire worthless.

Public Warrants

Each warrant sold in the Offering (a “Public Warrant”) is exercisable for one share of common stock. Except as set forth below, the Public Warrants entitle the holder to purchase shares at $5.50 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the effective date of the Proposed Offering of the Company’s securities, and ending four years from the date of the Proposed Offering. The Company has the ability to redeem the Public Warrants, in whole or in part, at a price of $.01 per Public Warrant, at any time after the Public Warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

STONELEIGH PARTNERS ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 6 — COMMON STOCK, WARRANTS AND UNDERWRITER PURCHASE OPTION – (CONTINUED)

Insider Warrants

On or prior to the closing of the Proposed Offering, the Company will sell to certain of the Initial Stockholders 5,975,000 warrants, for an aggregate purchase price of $4,450,000. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Warrants are identical to the Public Warrants in the Offering except that they may be exercised on a cashless basis so long as they are held by the original purchasers, members of their immediate families or their controlled entities, and may not be sold or transferred, except in limited circumstances, until after the consummation of a Business Combination. If the Company dissolves before the consummation of a Business Combination, there will be no distribution from the Trust Account with respect to such Warrants, which will expire worthless.

As the proceeds from the exercise of the Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

c. Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (the “UPO”) for $100 to HCFP, to purchase up to 1,250,000 Units at an exercise price of $10.00 per Unit. The Units underlying the UPO will be exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (i) the consummation of a Business Combination and (ii) one year from the Proposed Offering, and expire on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholder’s equity, which will be offset by an equivalent increase in stockholder’s equity for the issuance of the UPO. As of April 4, 2007, the Company estimates, using a Black-Scholes option pricing model, that the fair value of the 1,250,000 Units underlying the UPO will be approximately $4,371,000. The fair value of the UPO granted is estimated as of the date of grant using the following assumptions: (1) expected volatility of 51.68% (2) risk-free interest rate of 4.55% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash.

During the registration process, the Company amended the form of UPO to clarify that the Company has no obligation to net cash settle the exercise of the UPO or the warrants underlying the UPO. The holder of the UPO will not be entitled to exercise the UPO or the warrants underlying the UPO unless a registration statement covering the securities underlying the UPO is effective or an exemption from registration is available. If the holder is unable to exercise the UPO or underlying warrants, the UPO or warrants, as applicable, will expire worthless.

Until                      , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$200,000,000 STONELEIGH PARTNERS ACQUISITION CORP. 25,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Table of Contents		PROSPECTUS

	Page
Prospectus Summary	1	HCFP/Brenner Securities LLC Pali Capital, Inc.
Summary Financial Data	9
Risk Factors	10
Use of Proceeds	20
Dilution	23
Capitalization	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Proposed Business	27
Management	40
Principal Stockholders	46
Certain Transactions	48
Description of Securities	52
Underwriting	57
Legal Matters	60
Experts	60
Where You Can Find Additional Information	60
Index to Financial Statements	F-1	, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC registration fee	36,200.24
NASD filing fee	34,332.00
American Stock Exchange listing fee	70,000.00
Accounting fees and expenses	100,000.00
Printing and engraving expenses	100,000.00
Directors & officers liability insurance premiums	150,000.00	(2)
Legal fees and expenses	350,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	58,467.76	(3)

Total	$950,000.00

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and $2,400 for acting as warrant agent for the registrant’s warrants.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation and by laws provide that all directors and officers of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by law. Our certificate of incorporation provides that the registrant may indemnify to the fullest extent permitted by law all employees of the registrant. Our by-laws provide that, if authorized by the board of directors, the registrant may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.

Paragraph B of Article Ninth of our certificate of incorporation provides:

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

(i)

The shares of common stock and warrants, referred to as the original warrants, were issued on October 15, 2005 in connection with our organization as follows:

Name	Number of Shares of Common Stock	Number of Warrants

Milton J. Walters	100	2,715,000
Gary D. Engle	—	2,720,000
JAC Opportunity Fund I, LLC	—	2,715,000

The issuances were made pursuant to the exemption from registration contained in Section 4 Act as they were sold to sophisticated, wealthy individuals and an accredited investor. The shares of common stock were sold at a purchase price of $0.01 per share for an aggregate price of $1.00 and the warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $407,500. No underwriting discounts or commissions were paid with respect to such sales.

On March 15, 2006, the Company issued an aggregate of 4,075,000 old Class W warrants and 4,075,000 old Class Z warrants to its three existing warrantholders in exchange for the return for cancellation of the outstanding 8,150,000 warrants held by them. The original warrants were exercisable at a price of $5.00 per share and expired eight years from the date of the date of the prospectus. The original warrants were exchanged for Class W warrants and Class Z warrants, referred to as the March 2006 Class W warrants and the March 2006 Class Z warrants. The March 2006 Class W warrants and March 2006 Class Z warrants issued in exchange for the original warrants were exercisable at $5.00 and had expiration dates of five and seven years from the date of the prospectus, respectively. The March 2006 Class W warrants and March 2006 Class Z warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On March 15, 2006, the Company issued warrants as follows:

Name	Number of March 2006 Class W Warrants	Number of March 2006 Class Z Warrants

Milton J. Walters	167,500	167,500
Gary D. Engle	165,000	165,000
JAC Opportunity Fund I, LLC	167,500	167,500
Geoffrey A. Thompson	100,000	100,000
Michael Clayton	100,000	100,000

The March 2006 Class W and March 2006 Class Z warrants were issued pursuant to the exemption from registration contained in Section 4 and an accredited investor. The March 2006 Class W and March 2006 Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $70,000. No underwriting discount or commissions were paid with respect to such sales.

On May 25, 2006, the Company issued additional March 2006 Class W warrants and March 2006 Class Z warrants as follows:

Name	Number of March 2006 Class W Warrants	Number of March 2006 Class Z Warrants

Milton J. Walters	1,700,000	1,700,000
Gary D. Engle	3,400,000	3,400,000
JAC Opportunity Fund I, LLC	1,700,000	1,700,000
Geoffrey A. Thompson	125,000	125,000

The March 2006 Class W and March 2006 Class Z warrants were issued pursuant to the exemption from registration contained in Section 4 and an accredited investor. The March 2006 Class W and March 2006 Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $692,500. No underwriting discount or commissions were paid with respect to such sales.

On January 23, 2007, the Company issued an aggregate of 11,700,000 Class W warrants and 11,700,000 Class Z warrants, collectively referred to as the January 2007 Class W warrants and the January 2007 Class Z warrants, to its five existing warrantholders in exchange for the return for cancellation of the outstanding 23,400,000 warrants held by them. The January 2007 Class W warrants and January 2007 Class Z warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or give directly or indirectly for soliciting such exchange.

On January 23, 2007, the Company issued January 2007 Class W warrants and January 2007 Class Z warrants as follows:

Name	Number of January 2007 Class W Warrants	Number of January 2007 Class Z Warrants

Milton J. Walters	475,000	475,000
Gary D. Engle	950,000	950,000
JAC Opportunity Fund I, LLC	475,000	475,000
Jonathan Davidson	950,000	950,000
Brian Kaufman	950,000	950,000

The January 2007 Class W and January 2007 Class Z warrants were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals and an accredited investor. The January 2007 Class W and January 2007 Class Z warrants were sold at a purchase price of $0.05 warrant for an aggregate price of $380,000. No underwriting discount or commissions were paid with respect to such sales.

On April 4, 2007, the Company issued 6,249,900 shares of common stock in exchange for the return and cancellation of the 31,000,000 outstanding warrants. The shares of common stock were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as no commission or other remuneration was paid or give directly or indirectly for soliciting such exchange.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.
1.2	Form of Selected Dealers Agreement.
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3 *	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to Representative.
4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Blank Rome LLP.
10.1	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Milton J. Walters.
10.2	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Gary D. Engle.
10.3	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and James A. Coyne.
10.4	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Geoffrey A. Thompson.
10.5	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Michael Clayton.
10.6	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and JAC Opportunity Fund I, LLC.
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8*	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.
10.9	Form of Administrative Services Agreement between the Registrant and PLM International Inc.
10.10	Form of Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Jonathan Davidson.

Exhibit No.	Description

10.11	Form of Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Brian Kaufman.
10.12	Form of Letter Agreement among the Registrant, Gary D. Engle, James A. Coyne, Milton J. Walters, Jonathan Davidson, Brian Kaufman and HCFP/Brenner Securities LLC.
10.13	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.14	Form of Warrant Subscription Agreement.
23.1*	Consent of BDO Seidman, LLP.
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).

——————

*

Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus or the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any fee writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

I Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of May, 2007.

STONELEIGH PARTNERS ACQUISITION CORP.

By:	/s/ James A. Coyne
James A. Coyne Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 18, 2007
Gary D. Engle

/s/ James A. Coyne	Vice Chairman and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 18, 2007
James A. Coyne

*	Director	May 18, 2007
Geoffrey A. Thompson

*	Director	May 18, 2007
Michael Clayton

	Director	May 18, 2007
Jonathan Davidson

* By: Attorney-in-fact

/s/ James A. Coyne		May 18, 2007
James A. Coyne Attorney-in-fact